INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 33-08054 of Oppenheimer Municipal Fund of our reports dated October 21, 1996 appearing in the Statements of Additional Information, which are a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectuses, which are also a part of such Registration Statement.



/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Denver, Colorado
January 24, 1997